   As filed with the Securities and Exchange Commission on March 30, 1999

                                                     Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     under
                          The Securities Act of 1933

                                --------------
                    PLATINUM technology International, inc.
            (Exact name of Registrant as Specified in Its Charter)

                                --------------
       Delaware                7372                      36-3509662
   (State or Other       (Primary Standard            (I.R.S. Employer
     Jurisdiction           Industrial              Identification No.)
 of Incorporation or    Classification Code
    Organization)             Number)

   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ANDREW J. FILIPOWSKI
   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                --------------
                                  Copies to:
        MATTHEW S. BROWN, ESQ.                DENNIS J. FRIEDMAN, ESQ.
         LINDA J. WIGHT, ESQ.                  BARBARA L. BECKER, ESQ.
         Katten Muchin & Zavis                 Chadbourne & Parke LLP
  525 West Monroe Street, Suite 1600            30 Rockefeller Plaza
     Chicago, Illinois 60661-3693             New York, New York 10112

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       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.
  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-71637
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

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                        CALCULATION OF REGISTRATION FEE
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
                                                                                  Proposed
                                                                   Proposed       Maximum
                                                                   Maximum       Aggregate      Amount of
          Title of Each Class of               Amount to be     Offering Price    Offering     Registration
        Securities to be Registered            Registered(1)       Per Unit       Price(2)         Fee
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
Common Stock, $.001 par value.............        2,160 shares       N/A          $21,323          $4.24
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
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(1) Represents the number of additional shares of common stock, par value $.001 per share, of PLATINUM technology International, inc. (the "PLATINUM Common Stock") to be issued in exchange for issued and outstanding ordinary shares of Memco Software Ltd. (the "Memco Ordinary Shares") pursuant to the Agreement dated as of August 13, 1998. Includes associated rights (the "Rights") to purchase 1/100 of a share of Series A Participating Preferred Stock, par value $.01 per share, of PLATINUM technology International, inc. Rights initially attached to and trade with PLATINUM Common Stock. The value attributable to such Rights, if any, is reflected in the value of the PLATINUM Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c), based upon 2,583 Ordinary Shares of Memco Software, Ltd. being exchanged for PLATINUM Common Stock, and $8.22, the average of the high and low prices of Memco Ordinary Shares, as reported on the Nasdaq National Market on March 25, 1999.
                                --------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                               EXPLANATORY NOTE

     This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)") to register an additional 2,160 shares of Common Stock of PLATINUM technology International, inc., and includes the registration statement facing page, this page, the signature page, an exhibit index, accountants' consents and an Exhibit 5 legal opinion. Pursuant to Rule 462(b), the contents of the registration statement on Form S-4 (File No. 333-71637) of PLATINUM technology International, inc., including the exhibits thereto, are incorporated by reference into this registration statement.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant, PLATINUM technology International, inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois on the 30th day of March, 1999.

                                          Platinum technology International,
                                           inc.

                                                /s/ Michael P. Cullinane
                                          By: _________________________________
                                                   Michael P. Cullinane
                                                Executive Vice President,
                                                 Chief Financial Officer
                                                      and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


             Signature                           Title                    Date
             ---------                           -----                    ----
    /s/           *                  President, Chief Executive      March 30, 1999
____________________________________  Officer (Principal
        Andrew J. Filipowski          Executive Officer) and a
                                      Director

     /s/          *                  Executive Vice President--      March 30, 1999
____________________________________  Product Development, Chief
         Paul A. Humenansky           Operations Officer and a
                                      Director

    /s/           *                  Executive Vice President,       March 30, 1999
____________________________________  Chief Financial Officer,
        Michael P. Cullinane          Treasurer (Principal
                                      Financial and Accounting
                                      Officer) and a Director

       /s/        *                  Director                        March 30, 1999
____________________________________
           James E. Cowie

      /s/         *                  Director                        March 30, 1999
____________________________________
          Steven D. Devick

      /s/         *                  Director                        March 30, 1999
____________________________________
          Arthur P. Frigo

      /s/         *                  Director                        March 30, 1999
____________________________________
          Gian M. Fulgoni

* The undersigned has executed this registration statement on behalf of each of the persons named above pursuant to the Power of Attorney filed with the Securities and Exchange Commission.

*By:     /s/ Michael P. Cullinane
     --------------------------------
          Michael P. Cullinane
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
    5.1  Opinion of Katten Muchin & Zavis as to the legality of the securities being issued.*
   23.1  Consent of Katten Muchin & Zavis (included in their opinion filed as
         Exhibit 5.1 herewith).
   23.2  Consent of KPMG LLP with respect to PLATINUM's financial statements.*
   23.3  Consent of Arthur Andersen LLP with respect to Network Information
         Technology's financial statements.*
   23.4  Consent of Arthur Andersen LLP with respect to Mastering's financial statements.*
   23.5  Consent of Ernst & Young LLP with respect to Logic Work's financial statements.*
   23.6  Consent of Kost, Forer and Gabbay with respect to AbirNet Ltd.'s financial statements.*
   23.7  Consent of Chaiken, Cohen, Rubin.*
   23.8  Consent of Luboshitz, Kasierer & Co.*
   24.1  Power of Attorney.(1)

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*Filed herewith.

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (No. 333-71637) filed on February 2, 1999.